EXHIBIT 3.2(j)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P.

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, desiring to amend the Certificate of Limited Partnership of Diversified Multi-Advisor Futures Fund L.P. (the “Partnership”) pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:     The name of the Partnership is Diversified Multi-Advisor Futures Fund L.P.

The name under which the Partnership was formed is Smith Barney Shearson Diversified Futures Fund L.P.

SECOND: The date of filing of the Certificate of Limited Partnership is August 13, 1993.

THIRD: By this Certificate of Amendment, the Certificate of Limited Partnership of the Partnership is hereby amended to change (a) the person to whose attention the Secretary of State shall mail a copy of any process against the Partnership and (b) the latest date upon which the limited partnership is to dissolve.

The Certificate of Limited Partnership of the Partnership is hereby amended in the following respects:

Paragraph THIRD of the Certificate of Limited Partnership, relating to the designation of the secretary of state as the organization’s agent upon whom process may be served and the address where the secretary of state shall mail a copy of any process so served, is hereby amended in its entirety and, in lieu thereof, is inserted the following:

“3. The Partnership hereby designates the Secretary of State as its agent upon whom all process in any action or proceedings against it may be served within the State of New York. The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Ceres Managed Futures LLC

522 Fifth Avenue, 14th Floor

New York, New York 10036

Attention: President.”

Paragraph SIXTH of the Certificate of Limited Partnership, which sets forth the latest date upon which the limited partnership is to dissolve, is hereby amended to read as follows:

“6. The latest date upon which the limited partnership is to dissolve is: December 31, 2043.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 7th day of August, 2013.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Alper Daglioglu
Alper Daglioglu
Authorized Person